UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2008

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the foiling obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-12(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Dr. Dale R. Laurance, who has served as a Director of Jacobs Engineering Group Inc. (the “Company”) since 1994, retired from the Company’s Board of Directors effective January 24, 2008. Dr. Laurance chose not to stand for re-election upon the expiration of his term at the Company’s 2008 Annual Meeting.

On January 24, 2008 the Board elected John F. Coyne as a director of the Company to fill the vacancy created by Dr. Laurance’s retirement. Mr. Coyne, who has been affirmatively determined by the Board to be an independent director under the independence standards of the New York Stock Exchange and the Company’s guidelines for determining independence, will also serve on the Board’s Human Resource and Compensation committee. Pursuant to the Company’s charter and bylaws, Mr. Coyne will stand for re-election at the Company’s 2009 Annual Meeting of Shareholders.

In connection with his election, and pursuant to the terms of the Company’s 1999 Outside Director Stock Plan (the “Plan”), Mr. Coyne will receive an option to purchase 4,000 shares of the Company’s common stock on February 1, 2008 with an exercise price equal to the fair market value of the Company’s common stock as of that date. Mr. Coyne will also receive the standard, annual compensation for the Company’s non-management directors. This annual compensation includes (i) a cash retainer in the amount of $60,000 per year, (ii) a fee of $1,500 for each meeting of the Board and any committee on which he serves that he attends, (iii) pursuant to the Plan, an award of 1,000 shares of restricted stock or restricted stock units, and (iv) pursuant to the Plan, an option to purchase 2,500 shares of the Company’s common stock on the first day of March (beginning March 1, 2008) with an exercise price equal to the fair market value of the Company’s common stock on that date.

There are no understandings or arrangements between Mr. Coyne and any other person pursuant to which Mr. Coyne was elected as a director. There are and have been no transactions regarding Mr. Coyne that are required to be disclosed by Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

The following exhibit is furnished as part of this Report pursuant to Item 5.02.

99.1	Press Release dated January 28, 2008 announcing the changes to the Company’s Board of Directors described in Item 5.02, above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: January 29, 2008

Exhibit Index

99.1	Press Release dated January 28, 2008